SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
November 6, 2001

NORTEL NETWORKS LIMITED
(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	000-30758 (Commission File Number)	62-12-62580 (IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada (address of principal executive offices)	L6T 5P6 (Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.    Other Events

     On November 6, 2001, the Registrant filed management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2000, restated for discontinued operations (the “Restated MD&A”), in connection with the filing as Exhibit 99.1 to a Current Report on Form 8-K dated August 8, 2001 by the Registrant of audited consolidated annual financial statements for the three years ended December 31, 2000, restated for discontinued operations. The Registrant had announced on June 15, 2001 its decision to discontinue its access solutions operations, which included, the Registrant’s narrowband and broadband access solutions, including copper, cable, and fixed wireless solutions, as well as its then consolidated investment in Arris Interactive LLC and equity investment in Elastic Networks Inc. The Restated MD&A included in this Current Report on Form 8-K with respect to the Registrant’s fiscal year ended December 31, 2000 replaces the corresponding historical management’s discussion and analysis of financial condition and results of operations included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 13, 2001. The Registrant is also filing unaudited selected financial data for the five year period ended December 31, 2000 restated for discontinued operations, replacing the corresponding historical selected financial data included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on March 13, 2001.

     This Current Report on Form 8-K is filed with respect to certain information relating to the Registrant’s fiscal year ended December 31, 2000. No attempt has been made in this Current Report on Form 8-K to update the Registrant’s disclosures for events subsequent to the initial filing date for the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, except as noted.

     This Current Report on Form 8-K should be read in conjunction with the Registrant’s other public filings with the Securities and Exchange Commission, including the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2001 filed on the date hereof.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nortel Networks Limited for the Year ended December 31, 2000, Restated for Discontinued Operations, and prepared in accordance with United States generally accepted accounting principles.

99.2	Unaudited Selected Financial Data for the five years ended December 31, 2000, restated for discontinued operations, of Nortel Networks Limited, prepared in accordance with United States generally accepted accounting principles.

CLARIFY, DMS, NORTEL NETWORKS and UNIVERSAL EDGE are trademarks of Nortel Networks.

JUNGLEMUX is a trademark of GE Industrial Systems Technology Management Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ Terry G. Hungle Terry G. Hungle Chief Financial Officer	By:	/s/ Blair F. Morrison Blair F. Morrison Assistant Secretary

Dated: November 6, 2001

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